Exhibit 10.6

WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT

THIS WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT (the “Second Amendment” or this “Amendment”), dated to be as of June 30, 2011 (the “Amendment Effective Date”), is entered into by and among BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC, a Texas limited liability company (the “Borrower”), the Guarantors party hereto (the “Guarantors”), the Lenders party hereto (the “Lenders”) and CAPITAL ONE, N.A., as Administrative Agent for the Lenders (“Administrative Agent”).

RECITALS

WHEREAS, the Borrower, the Lenders and the Administrative Agent entered into that certain Credit Agreement dated December 24, 2010 (as amended by that First Amendment dated May 31, 2011 and as further amended, restated, supplemented or modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower, the Guarantors, the Lender and the Administrative Agent have agreed to amend the Credit Agreement subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Amendment, the Borrower, the Guarantors, the Lenders and the Administrative Agent agree as follows:

1.     Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

2.     Amendment to Section 9.17. Section 9.17 of the Credit Agreement is hereby deleted and the following is substituted therefor:

“Section 9.17 Swap Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into any Swap Agreements with any Person other than (a) Swap Agreements in respect of commodities (i) with an Approved Counterparty, (ii) with a maximum term of 36 months and (iii) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, 60% for the months of July through November and 75% for the months of December through June of the reasonably anticipated total volume of projected production from proved, developed, producing Oil and Gas Properties, for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately, (for purposes of this clause (iii), Purchaser puts and flows shall be excluded) (b) Swap Agreements in respect of commodities (i) with an Approved Counterparty, (ii) with a term of at least of 37 months but a maximum term of 42 months and (iii) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, 30% for the months of July through November and 50% for the months of December through June of the reasonably anticipated total volume of projected production from proved, developed, producing Oil and Gas Properties, for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately, (for purposes of this clause (iii), Purchaser puts and flows shall be excluded), (c) Swap Agreements in respect of interest rates with an Approved Counterparty, as follows: (i) Swap Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from fixed to floating) do not exceed 75% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a fixed rate and (ii) Swap Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 75% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate, and (d) transactions entered into prior to May 31, 2011 under the BP Swap Agreement. In no event shall any Swap Agreement to which the Borrower or any Subsidiary is a party contain any requirement, agreement or covenant for the Borrower or any Subsidiary to post cash or other collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures. In addition to the foregoing, no Swap Agreement that has been used in the calculation of the Borrowing Base may be cancelled, liquidated or “unwound” without the prior written consent of the Administrative Agent.”

3.     Waiver. The Administrative Agent and Lenders hereby waive compliance with the covenant contained in Section 9.17 of the Credit Agreement, only to the extent required to avoid an Event of Default and only until August 31, 2011, at which time the Borrower shall comply with such covenant and shall unwind all Swap Agreements necessary for such compliance. The provisions hereof shall not in any way be construed to waive, nor shall this Amendment in any way serve as a waiver of any other Event of Default now or hereafter existing under the Credit Agreement or other Loan Documents, except as expressly set forth herein.

4.     Ratification. The Borrower and Guarantors hereby ratify all of their respective Obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party are and shall continue to be in full force and effect as amended and modified by this Amendment. Nothing in this Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Lenders or the Administrative Agent created by or contained in any of such documents, nor is the Borrower nor any Guarantor released from any covenant, warranty or obligation created by or contained herein or therein.

5.     Representations and Warranties. (a) The Borrower and Guarantors hereby represent and warrant to the Administrative Agent and the Lenders that (i) this Amendment has been duly executed and delivered on behalf of the Borrower and Guarantors, (ii) this

Amendment constitutes a valid and legally binding agreement enforceable against the Borrower and Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (iii) the representations and warranties contained in the Credit Agreement and the Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof, (iv) no Default or Event of Default exists under the Credit Agreement or under any Loan Document and (v) the execution, delivery and performance of this Amendment has been duly authorized by the Borrower and Guarantors.

(b)	The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that the execution of this Amendment does not violate the terms of (i) the Indenture, (ii) the Second Lien Intercreditor Agreement, (iii) the W & T Intercreditor Agreement or (iv) the BP Intercreditor Agreement.

6.     Conditions to Effectiveness. This Amendment shall be effective on the Amendment Effective Date only if the following are satisfied on or before such Amendment Effective Date:

(a)	the receipt by the Administrative Agent of this Amendment fully executed by all parties hereto;

(b)	the payment to the Administrative Agent of all fees that are due, including all expenses of Administrative Agent and the Lenders in connection with this Amendment and any billed fees and disbursements of Andrews Kurth LLP, in connection with this Amendment;

(c)	the receipt by the Administrative Agent of a certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor setting forth (i) resolutions of its board of directors with respect to the authorization of the Borrower or such Guarantor to execute and deliver this Amendment and other documents executed in connection with Amendment to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Loan Party (y) who are authorized to sign the Amendment and other documents executed in connection with Amendment to which the Borrower and/or each Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Amendment, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation and bylaws of such Loan Party, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary;

(d)	the receipt by the Administrative Agent of certificates of the appropriate State agencies with respect to the existence, qualification and good standing of Borrower and each Guarantor;

(e)	the receipt by the Administrative Agent of such other documents as the Administrative Agent or its special counsel may reasonably request.

7.     Counterparts. This Amendment may be signed in any number of counterparts, which may be delivered in original or facsimile form each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

8.     Governing Law. This Amendment and all other documents executed in connection herewith shall be deemed to be contracts and agreements under the laws of the State of Texas and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of Texas and of the United States.

9.     Continuing Effect of the Credit Agreement. This Amendment shall not constitute a waiver of any provision not expressly referred to herein and shall not be construed as a consent to any action on the part of the Borrowers or Guarantors that would require a waiver or consent of the Lenders or an amendment or modification to any term of the Loan Documents except as expressly stated herein. Except as expressly modified hereby, the provisions of the Credit Agreement and the Loan Documents are and shall remain in full force and effect.

10.     References. The words “hereby,” “herein,” “hereinabove,” “hereinafter,” “hereinbelow,” “hereof,” “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular article, section or provision of this Amendment. References in this Amendment to an article or section number are to such articles or sections of this Amendment unless otherwise specified.

11.     Headings Descriptive. The headings of the several sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

12.     Release by Borrower and Guarantors. The Borrower and each Guarantor does hereby release and forever discharge the Administrative Agent and each of the Lenders and each affiliate thereof and each of their respective employees, officers, directors, trustees, agents, attorneys, successors, assigns or other representatives from any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever, whether based on law or equity, which any of said parties has held or may now or in the future own or hold, whether known or unknown, for or because of any matter or thing done, omitted or suffered to be done on or before the actual date upon which this Amendment is signed by any of such parties (i) arising directly or indirectly out of the Credit Agreement, Loan Documents, or any other documents, instruments or any other transactions relating thereto and/or (ii) relating directly or indirectly to all transactions by and between the Borrower or Guarantors or their representatives and the Administrative Agent and each Lender or any of their respective directors, officers, agents, employees, attorneys or other representatives and, in either case, whether or not caused by the sole or partial negligence of any indemnified party. Such release, waiver, acquittal and discharge shall and does include, without limitation, any claims of usury, fraud, duress, misrepresentation, lender liability, control, calling of the Credit Agreement into default, exercise of remedies and all similar items and claims, which may, or could be, asserted by any of the Borrower or Guarantors.

13.     Final Agreement of the Parties. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWER:

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC, a Texas limited liability company

By:
James Hagemeier Vice President

GUARANTORS:

BLACK ELK ENERGY FINANCE CORP., a Texas corporation

By:
James Hagemeier Vice President

BLACK ELK ENERGY LAND OPERATIONS, LLC, a Texas limited liability company

By:
James Hagemeier Vice President

Signature Page to Waiver and Second Amendment to Credit Agreement

ADMINISTRATIVE AGENT, ISSUING BANK AND LENDER:

CAPITAL ONE, N.A.

By:
Name:	Matthew L. Molero
Title:	Vice President